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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) January 31, 1999



                            PUROFLOW INCORPORATED
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           (Exact name of registrant as specified in its charter)




           DELAWARE                                      13-1947195
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(State or other jurisdiction of incorporation) (IRS Employer identification No.)



                                    0-5622
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                           (Commission File Number)



    16559 SATICOY STREET, VAN NUYS, CALIFORNIA            91406-1739
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     (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:   (818) 756-1388


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       (Former name or former address, if changed since last report)


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ITEM 1  None

ITEM 2 Registrant reports the purchase, effective January 31, 1999 of 100% control of Quality Control Cleaning, ("QCCC") a California Corporation, located in the City of Commerce, County of Los Angeles, State of California. QCCC was organized in September 1976 for the purpose of maintaining Clean-Room facilities, to provide the technical services of cleaning, sterilizing, testing and assembly of components and parts for firms engaged in commercial aviation, aerospace, medical, pharmaceutical and petro-chemical industries.

        Registrant acquired all of the issued and outstanding shares of common stock from Inez West and Victor West, Sellers, for the sum of $500,000 in cash paid out of the Registrant's own working capital funds. The purchase of shares from the Sellers was conducted on an arms-length transaction with no relationship between the Sellers, and Officers and Directors of the Registrant.

        QCCC will be operated as a wholly owned subsidiary at its present location under a five (5) year lease, terminable at the end of the third year. California Environmental, hired by the Registrant, conducted a test of the premises, indicated that QCCC complied with the provisions of CERLA and SARA governing the handling, treatment, transportation, storage or disposal of hazardous substances or residue.

        Registrant will transfer a manager of operations to coordinate the activity of the subsidiary with its parent in Van Nuys, and all financial and administrative functions will be integrated with the parent facilities.

ITEM 3  None

ITEM 4  None

ITEM 5  None

ITEM 6  None

ITEM 7  None

ITEM 8  None

ITEM 9  None

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                                   SIGNATURE
                                   ---------

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                       Puroflow Incorporated
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                                            Registrant




                                    By: /s/ GARY A. ROSEN
                                       ---------------------------
                                        Gary A. Rosen
                                        Chief Financial Officer



Dated:  February 10, 1999